Exhibit 10.2

SECOND AMENDMENT TO THE
CONTANGO ORE, INC. AMENDED AND RESTATED
2010 EQUITY COMPENSATION PLAN

This Second Amendment (the “Amendment”) to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan, as adopted September 15, 2017 and as subsequently amended (the “Plan”), is made by Contango ORE, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

Witnesseth:

WHEREAS, on September 15, 2010, the Board (the “Board”) of Directors of the Company adopted the Contango ORE, Inc. Equity Compensation Plan, which was approved by stockholders on December 8, 2011;

WHEREAS, on September 15, 2017, the Board approved the Amended and Restated 2010 Equity Compensation Plan, which was approved by stockholders on November 14, 2017;

WHEREAS, the Board approved the First Amendment to the Amended and Restated 2010 Equity Compensation Plan, which was approved by stockholders on November 13, 2019;

WHEREAS, Section 17(a) of the Plan provides that the Board may amend the Plan at any time, provided that the Board shall obtain stockholder approval of any Plan amendment if required in order to comply with applicable laws; and

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Company Stock available for Grants under the Plan to any individual during any calendar year.

NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as set forth below:

Section 5(c) of the Plan is hereby deleted and replaced in its entirety with the following:

Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall 300,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.